Exhibit 99.1

Contact: Katja Buhrer MBS Value Partners (212) 661-7004 FOR IMMEDIATE RELEASE

Columbia Laboratories Announces Appointment of New Chief Financial Officer

Boston, September 24, 2014 - Columbia Laboratories, Inc. (Nasdaq: CBRX) (“Columbia” or “the Company”), a provider of pharmaceutical development, clinical trial manufacturing, and advanced analytical and consulting services to the pharmaceutical industry, today announced that the Board has named George O. Elston, 50, as Chief Financial Officer, effective October 1. He succeeds Jonathan Lloyd Jones, who is stepping down from the role to pursue other opportunities.

“George has over 20 years of experience as a senior financial executive, and I am confident he will be a great member of the executive team at Columbia. As the CFO of several pharmaceutical development and life science firms, he has consistently shown his ability to grow companies, both organically and through collaborations, while delivering impressive bottom line results. This background is a perfect fit for Columbia’s business model and makes George the ideal executive to help drive Columbia’s performance forward,” said Frank Condella, Columbia’s president and chief executive officer.

Mr. Elston is an experienced finance executive who has been the CFO of several pharmaceutical development and life science companies. He joins Columbia from KBI Biopharma, a biopharmaceutical contract development and manufacturing firm, where he served as Senior Vice President and CFO, and was responsible for all financial operations. Mr. Elston is also a board member at Celldex Therapeutics, Inc. and chair of the audit committee, in addition to serving as a trustee for the Deutsche Bank DBX ETF Trust. Previously, Mr. Elston served as a senior executive at Optherion, Inc., a biopharmaceutical company developing biologic drugs for the treatment of ophthalmic and autoimmune diseases, and Elusys Therapeutics, a biopharmaceutical company developing antibody based therapies for life threatening infectious diseases. In addition to these roles, Mr. Elston was the founder and managing partner at Chatham Street Partners, which provided strategic and CFO advisory services to the executive management and boards of life science companies. Mr. Elston has a B.B.A in Public Accounting from Pace University and is a Certified Public Accountant.

Mr. Condella thanked Mr. Lloyd Jones for his contribution to Columbia during his time as CFO. “Jonathan is a talented executive, and I appreciate the leadership he has displayed. He played a pivotal role in building our new team and relocating the head office to Boston, and was instrumental in the acquisition and integration of Molecular Profiles. These actions have helped strengthen Columbia’s financial position and will serve his successor and our shareholders well for the long-term. We wish Jonathan all the best in his future career,” concluded Mr. Condella. Mr. Lloyd Jones will remain with the Company in an advisory role through October to ensure a smooth transition.

About Columbia Laboratories

Columbia Laboratories, Inc. provides pharmaceutical development, clinical trial manufacturing, and advanced analytical and consulting services to the pharmaceutical industry. The Company has a successful heritage in developing pharmaceutical products, particularly in women’s health. Its most successful product to date, CRINONE® 8% (progesterone gel), is marketed by Actavis, Inc. in the U.S. and by Merck Serono S.A. in over 60 additional countries worldwide. For more information, please visit www.columbialabs.com.

CRINONE® is a registered trademark of Actavis, Inc. in the U.S.

Forward Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” “should,” and similar expressions, which are generally not historical in nature. These include all statements relating to expected financial performance and future business or product developments. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law. For a discussion of certain risks and uncertainties associated with Columbia’s forward-looking statements, please review Columbia’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2013.

4 Liberty Square, Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com